UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2015

Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 W. Wall, Suite 1800	79701
Midland, Texas	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kyle M. Hammond as Executive Vice President and Chief Operating Officer

On February 24, 2015, the Board of Directors (“Board”) of Legacy Reserves GP, LLC, the general partner (the “General Partner”) of Legacy Reserves LP (the “Partnership”), appointed Kyle M. Hammond, age 54, as Executive Vice President and Chief Operating Officer, effective on March 1, 2015 (the “Effective Date”).
From its formation in August 2011 to his appointment as an officer of the General Partner, Mr. Hammond served as President and Chief Executive Officer and a director of FireWheel Energy LLC (“FireWheel”), a private equity backed oil and gas development company headquartered in Midland, Texas. Prior to forming FireWheel, Mr. Hammond served as VP of Operations for the Permian Division of XTO Energy/Exxon from 2003 to August 2011. While there, Mr. Hammond managed the growth of oil and gas assets in the Permian Basin and in Alaska.
Employment Agreement
On February 24, 2015, the Board approved the terms of the employment agreement (the “Employment Agreement”) between Legacy Reserves Services, Inc. (“Employer”), a wholly owned subsidiary of the Partnership, and Kyle M. Hammond (the “Executive Officer”), effective as of the Effective Date. The Employment Agreement may be terminated by the Employer or the Executive Officer at any time.
Under the Employment Agreement, the Executive Officer will serve, as of the Effective Date, as Executive Vice President and Chief Operating Officer of the Company. The Employment Agreement contains customary confidentiality, cooperation, non-solicitation, non-competition and non-disparagement provisions. Under the non-compete provisions, the Executive Officer is prohibited, during the term of his employment, from engaging or participating, directly or indirectly, with any person or entity, in any activity pertaining to the leasing, acquiring, exploring, producing, gathering or marketing of hydrocarbons and may not invest in any other such business unless approved in writing by a majority of the Board. For a period of 90 days after termination of employment the Executive Officer is prohibited from engaging in these activities in counties (including adjacent counties) where the Partnership and its affiliates do business, and his investments in publicly traded companies engaged in similar businesses are limited for a period of one year after termination unless such competitive activity is approved in writing by a majority of the Board.
In addition, the Employment Agreement prohibits the Executive Officer from soliciting any of the Partnership's employees or customers for two years following termination and from participating in any publicly traded partnership or limited liability company or privately held company contemplating an initial public offering that is in direct competition with the Partnership for one year following the termination of employment. Further, the Executive Officer must assign any individual rights that he may have in any intellectual property and business opportunities to the Partnership.
The Executive Officer will be paid an annual base salary of $380,000 commencing on the Effective Date, subject to review and adjustment by the Board. The Executive Officer is entitled to cash and non-cash incentive awards as determined by the Board based on the recommendation of the Compensation Committee of the Board (the “Committee”) (See “Incentive Compensation” below). In addition, the Executive Officer is entitled to participate in all employee benefit plans and programs of the Partnership on substantially the same terms as other executive officers of the Employer.
If the Employment Agreement is terminated by the Employer for “cause” or by the Executive Officer without “good reason” (as such terms are defined in the Employment Agreement), no severance payments are due.
Upon a termination of the Employment Agreement by the Employer other than for cause or by the Executive Officer with good reason, the Executive Officer would be entitled to severance pay in the amount of two years of annual base salary payable monthly at the highest rate in effect at any time during the 36 month period prior to termination, a lump sum payment equal to the average annual bonus of the two years preceding the termination and an amount equal to the executive’s pro-rata bonus for the fiscal year in which the termination occurs, such pro-rata bonus amount to be paid in a lump sum within 30 days following the date of termination. In addition, the Executive Officer is entitled to the full costs of the executive’s COBRA continuation coverage for the shorter of the severance period or the time when he receives substantially similar benefits from a subsequent employer.
In case of termination by the Employer without cause or by the Executive Officer with good reason within one year following a “change in control” (as such term is defined in the Employment Agreement), the Executive Officer will be entitled to a payment of three years of his annual base salary determined at the highest rate in effect at any time during the 36 month period prior to termination, payable in a lump sum within 30 days of termination. In addition, the Executive Officer will be entitled to receive the average annual bonus of the two years preceding the termination, an amount equal to the Executive Officer’s pro-rata bonus for the fiscal year in which the termination occurs (such pro-rata bonus amount to be paid in a lump sum within 30 days following the date of termination) and the full costs of the Executive Officer’s COBRA continuation coverage for the shorter of the severance period or the time when the Executive Officer receives substantially similar benefits from a subsequent employer.
If the Employment Agreement terminates due to the Executive Officer’s death or disability during the employment period, the Executive Officer or the Executive Officer’s estate will be entitled to the payment of a lump-sum cash payment equal to the Executive Officer's earned but unpaid base salary, accrued but unpaid bonus and pro-rata bonus for such fiscal year, any unreimbursed business expenses, and any accrued benefits.
Incentive Compensation
Also on February 24, 2015, in accordance with the Amended and Restated Legacy Reserves LP Compensation Policy effective March 7, 2013, as amended, the Board, upon the recommendation of the Committee, determined the incentive compensation structure for Mr. Hammond applicable to incentive grants to be made in early 2016 with respect to Mr. Hammond’s and the Partnership’s performance during the year ended December 31, 2015, as follows:

•
with respect to potential cash incentive compensation, the target subjective component will be 40% of the 2015 annual base salary (the “2015 Base Salary”) and the target objective component will be 40% of the 2015 Base Salary; and

•
with respect to the potential equity-based incentive compensation, the target subjective value of phantom units will be 120% of the 2015 Base Salary and the target objective value of phantom units will be 80% of the 2015 Base Salary.

Restricted Unit Grant
In accordance with and pursuant to the Amended and Restated Legacy Reserves LP Long-Term Incentive Plan (the “LTIP”), the Committee anticipates the granting of an aggregate of 130,000 restricted units (“Restricted Units”) representing limited partner interest in the Partnership to Mr. Hammond, on or about May 19, 2015, as follows:

•	30,000 Restricted Units vesting equally over three years on the anniversary date of the grant; and

•	100,000 Restricted Units vesting in full on the fifth anniversary of the grant.
In accordance with the terms of the LTIP, any Restricted Units that fail to vest will be forfeited.
Material Relationships
Mr. Hammond does not have any material relationship with any director or executive officer of the Partnership, the Partnership or its affiliates and has no family relationships with any directors or executive officers of the Partnership. There is no arrangement or understanding, other than the arrangements described herein, between Mr. Hammond and any other person pursuant to which Mr. Hammond was selected as an officer.
The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated into this Item 5.02 by reference.
Amendment to the Employment Agreements of Kyle A. McGraw and Paul T. Horne
The Employment Agreement between Kyle A. McGraw and Legacy Reserves Services, Inc., effective as of March 15, 2006, as amended, and the Employment Agreement between Paul T. Horne and Legacy Reserves Services, Inc., effective as of March 15, 2006, as amended, were both amended effective as of March 1, 2015 pursuant to the terms of the amendments attached hereto as Exhibit 10.2 and Exhibit 10.3 (together, the "Employment Agreement Amendments”), respectively. The purpose of the Employment Agreement Amendments is to, among other things, eliminate the provision of gross-up payment with respect to any excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) on any “parachute payments,” as defined by Section 280G(b)(2) of the Code, made to either Mr. McGraw or Mr. Horne.

The foregoing description of the Employment Agreement Amendments is qualified in its entirety by reference to the full text of the each amendment, which are filed as Exhibit 10.2 and Exhibit 10.3 hereto and incorporated into this Item 5.02 by reference.
Item 9.01                                           Financial Statements and Exhibits.
(d)                                 Exhibits.

Exhibit Number	Description
Exhibit 10.1	Employment Agreement effective as of March 1, 2015, between Kyle M. Hammond and Legacy Reserves Services, Inc.
Exhibit 10.2	Second Amendment to Employment Agreement effective as of March 1, 2015, between Legacy Reserves Services, Inc., Paul T. Horne and Legacy Reserves GP, LLC.
Exhibit 10.3	Second Amendment to Employment Agreement effective as of March 1, 2015, between Legacy Reserves Services, Inc., Kyle A. McGraw and Legacy Reserves GP, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY RESERVES LP

	By:	Legacy Reserves GP, LLC,
its general partner

Date: February 27, 2015	/s/ Dan G. LeRoy
Dan G. LeRoy
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Employment Agreement effective as of March 1, 2015, between Kyle M. Hammond and Legacy Reserves Services, Inc.
Exhibit 10.2	Second Amendment to Employment Agreement effective as of March 1, 2015, between Legacy Reserves Services, Inc., Paul T. Horne and Legacy Reserves GP, LLC.
Exhibit 10.3	Second Amendment to Employment Agreement effective as of March 1, 2015, between Legacy Reserves Services, Inc., Kyle A. McGraw and Legacy Reserves GP, LLC.